------------------------------------------
                                      Aetna Insurance Company of America
                                      Home Office: 151 Farmington Avenue
                                      Hartford, Connecticut 06156
                                      (800) 531-4547

                                           A Stock Company

                                      Aetna Insurance Company of America, herein called Aetna, agrees to pay the benefits stated in this Contract.

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Certificate of Group Annuity          To the Certificate Holder:
Coverage
                                      Aetna certifies that coverage is in force for you under the stated Group Annuity Contract and Certificate numbers. All data shown here is taken from Aetna records and is based upon information furnished by you.

                                      This Certificate is a summary of the Group
                                      Annuity Contract provisions. It replaces any and all prior certificates, riders, or amendments issued to you under the stated Contract and Certificate numbers. This Certificate is for information only and is not a part of the Contract.

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Right to Cancel                       You may cancel the Account evidenced by
                                      this Certificate within 10 days of
                                      receiving it, by sending a written notice to Aetna at the above address or to the agent from whom it was purchased.
                                      Aetna will return all payments made for
                                      this Certificate within 7 days after it
                                      receives the notice of cancellation and
                                      this Certificate.

                      /s/ Dan Kearney                        /s/ Maria F. McKeon
                          President                                Secretary

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Certificate Holder(s)                 Certificate No.

SPECIMEN                              SPECIMEN
--------------------------------------------------------------------------------
Contract Holder                       Group Annuity Contract No.
E.G. ANY BROKER                       SPECIMEN
--------------------------------------------------------------------------------
Annuitant Name                        Type of Plan
JOHN DOE JR.                          SPECIMEN
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THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A
MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED PERIOD AT THE TIME OF ITS MATURITY.



G2CC-MGA-95

Specifications

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Guaranteed Interest             There is a guaranteed interest rate for the
Rate                            Purchase Payment held in the AMG Account. (See
                                Contract Schedule I).

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Deduction from                  The Purchase Payment may be subject to a
Purchase Payment                deduction for premium taxes, if applicable. (See
                                3.01.)

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Surrender Fee                   There may be a charge deducted upon surrender.
                                (See Contract Schedule I).

                               Contract Schedule I
                               Accumulation Period

AICA Modified Guaranteed Account (AMG Account)
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Minimum Guaranteed                      [3.0%]
Interest Rate:
(effective annual rate of return)

Maintenance Fee:                        The annual Maintenance Fee is [$0.]
                                        [If the Account's Current Value is
                                        [$50,000] or more on the date the
                                        Maintenance Fee is to be deducted, the
                                        Maintenance Fee is $0.]

Annuity Date:                           The Annuity Date will be the later of
                                        the date the Annuitant reaches age [85]
                                        or the [10th] anniversary of the
                                        Purchase Payment.

Minimum Purchase Payment:               [$10,000.]

Maximum Purchase Payment:               Purchase Payments exceeding [$1,000,000]
                                        must be approved by Aetna.

Minimum Guaranteed Period               [$1,000.]
Allocation Amount:

Maximum Age of Certificate Holder       [90.] If there are joint Certificate
at Issue:                               Holders, the age of the oldest
                                        Certificate Holder cannot exceed [90.]

Surrender Fee:                          Length of Time from                                          Surrender Fee
                                        Certificate Effective Date                                (Percentage of Net
                                        (Years)                                                    Purchase Payment
                                                                                                      Withdrawn)

                                        Less than 1 year                                                 7%
                                        1 year but less than 2                                           7%
                                        2 years but less than 3                                          6%
                                        3 years but less than 4                                          6%
                                        4 years but less than 5                                          5%
                                        5 years but less than 6                                          4%
                                        6 years but less than 7                                          2%
                                        7 years or more                                                  0%

                                        After seven years have elapsed from the certificate effective date, the
                                        Surrender Fee will no longer be assessed.

Special Withdrawal:                     [10%]

Systematic Withdrawal Option            The specified payment or specified
(SWO):                                  percentage may not be greater than
                                        [10%.]



See 1.  GENERAL DEFINITIONS for explanations.

                              Contract Schedule II
                                 Annuity Period

Fixed Annuity
--------------------------------------------------------------------------------

Minimum Guaranteed Interest Rate:       [3.0%]
(effective annual rate of return):



See 1.  GENERAL DEFINITIONS for explanations.

                                TABLE OF CONTENTS


I.       GENERAL DEFINITIONS
--------------------------------------------------------------------------------
                                                                            Page
1.01     Account...............................................................7
1.02     Accumulation Period...................................................7
1.03     Adjusted Current Value................................................7
1.04     Annuitant.............................................................7
1.05     Annuity...............................................................7
1.06     Annuity Date..........................................................7
1.07     Beneficiary...........................................................7
1.08     Certificate Holder....................................................7
1.09     Code..................................................................7
1.10     Contract..............................................................7
1.11     Contract Holder.......................................................7
1.12     Current Value.........................................................8
1.13     Deposit Period........................................................8
1.14     Entire Contract.......................................................8
1.15     Fixed Annuity.........................................................8
1.16     General Account.......................................................8
1.17     Guaranteed Rates - AMG Account........................................8
1.18     Guaranteed Period.....................................................8
1.19     Guaranteed Period Groups..............................................8
1.20     Maintenance Fee.......................................................9
1.21     AICA Modified Guaranteed Account (AMG Account)........................9
1.22     Market Value Adjustment (MVA).........................................9
1.23     Matured Period Value..................................................9
1.24     Maturity Date.........................................................9
1.25     Net Purchase Payment..................................................9
1.26     Nonunitized Separate Account..........................................9
1.27     Purchase Payment......................................................9
1.28     Reinvestment..........................................................9
1.29     Surrender Value......................................................10

II.      GENERAL PROVISIONS
--------------------------------------------------------------------------------
2.01     Change of Contract...................................................10
2.02     Nonparticipating Contract............................................10
2.03     Payments and Elections...............................................10
2.04     State Laws...........................................................10
2.05     Control of Contract..................................................10
2.06     Designation of Beneficiary...........................................11
2.07     Misstatements and Adjustments........................................11

                                                                            Page
2.08     Incontestability.....................................................11
2.09     Individual Certificates..............................................11

III.     PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
--------------------------------------------------------------------------------
3.01     Net Purchase Payment.................................................11
3.02     Market Value Adjustment..............................................11
3.03     Notice to the Certificate Holder.....................................12
3.04     Loans................................................................12
3.05     Systematic Withdrawal Option (SWO)...................................13
3.06     Death Benefit Amount.................................................14
3.07     Death Benefit Options available to Beneficiary.......................14
3.08     Liquidation of Surrender Value.......................................15
3.09     Surrender Fee........................................................16
3.10     Payment of Surrender Value...........................................16
3.11     Payment of Adjusted Current Value....................................16

IV.      ANNUITY PROVISIONS
--------------------------------------------------------------------------------
4.01     Choices to be Made...................................................17
4.02     Terms of Annuity Options.............................................17
4.03     Death of Annuitant/Beneficiary.......................................18
4.04     Annuity Options......................................................18

I.    GENERAL DEFINITIONS
--------------------------------------------------------------------------------

1.01     Account:                       A record established for each
                                        Certificate Holder to maintain the value of the Net Purchase Payment held on his/her behalf during the Accumulation
                                        Period.

1.02     Accumulation Period:           The period during which the Net Purchase
                                        Payment is applied to an Account to
                                        provide future Annuity payment(s).

1.03     Adjusted Current Value:        The Current Value of an Account plus or
                                        minus any aggregate AMG Account MVA, if
                                        applicable. (see 1.22)

1.04     Annuitant:                     The person named by the Certificate
                                        Holder whose life is measured for
                                        purposes of the guaranteed death benefit and the duration of Annuity payments under this Contract. Subject to Aetna's approval, the Annuitant may be changed by the Certificate Holder by notifying
                                        Aetna in writing prior to the Annuity
                                        Date of an Account.

1.05     Annuity:                       Payment of an income:

                                        (a) For the life of one or two persons;
                                        (b) For a stated period; or
                                        (c) For some combination of (a) and (b).

1.06     Annuity Date:                  The date on which Annuity payments begin
                                        under an Annuity option elected by the
                                        Certificate Holder. (see 4.01) The
                                        Annuity Date is shown on Contract
                                        Schedule I. The Certificate Holder may
                                        change this date by notifying Aetna at
                                        least 30 days prior to the Annuity Date.

1.07     Beneficiary:                   The person(s) entitled to receive death
                                        benefits under the terms of this
                                        Contract.

1.08     Certificate Holder:            A person who purchases an interest in
                                        this Contract as evidenced by a
                                        certificate. Aetna reserves the right to limit Account ownership to natural persons. If more than one Certificate
                                        Holder owns an Account, each Certificate
                                        Holder will be a joint Certificate
                                        Holder. Any joint Certificate Holder
                                        must be the spouse of the other joint
                                        Certificate Holder. Joint Certificate
                                        Holders have joint ownership rights and
                                        both must authorize exercising any
                                        ownership rights unless Aetna allows
                                        otherwise.

1.09     Code:                          The Internal Revenue Code of 1986, as it
                                        may be amended from time to time.

1.10     Contract:                      This agreement between Aetna and the
                                        Contract Holder.

1.11     Contract Holder:               The entity to which the Contract is
                                        issued.

1.12     Current Value:                 The Net Purchase Payment plus any
                                        interest credited; less all Maintenance
                                        Fees deducted, any amounts surrendered
                                        and any amounts applied to an Annuity.

1.13     Deposit Period:                A calendar week, a calendar month, a
                                        calendar quarter, or any other period of time specified by Aetna during which the Net Purchase Payment and Reinvestments are accepted into the AMG Account for one or more Guaranteed Periods. Aetna reserves the right to extend the Deposit
                                        Period.

1.14     Entire Contract:               The Contract, all attached pages and any
                                        subsequent endorsements make up the
                                        Entire Contract.

1.15     Fixed Annuity:                 An Annuity with payments that do not
                                        vary in amount based on investment
                                        performance.

1.16     General Account:               The Account holding the assets of Aetna,
                                        other than those assets held in Aetna's
                                        separate accounts.

1.17     Guaranteed Rates -- AMG        Aetna will declare the interest rate
         Account:                       applicable for each Guaranteed Period at
                                        the start of the Deposit Period for that applicable Guaranteed Period. The rate(s) are guaranteed by Aetna for that Deposit Period and the ensuing
                                        Guaranteed Period(s). The Guaranteed
                                        Rates are effective annual rates of
                                        return. That is, interest is credited
                                        daily at a rate that will produce the
                                        Guaranteed Interest Rate over the period of a year. No Guaranteed Rate will ever be less than the Minimum Guaranteed
                                        Interest Rate shown on Contract Schedule
                                        I.

                                        For Guaranteed Periods of one year or
                                        less, one Guaranteed Rate is credited
                                        for the full Guaranteed Period. For
                                        longer Guaranteed Periods, an initial
                                        Guaranteed Rate is credited from the
                                        date of deposit to the end of a
                                        specified period within the Guaranteed
                                        Period. There may be different
                                        Guaranteed Rate(s) declared at the
                                        beginning of the Deposit Period for
                                        subsequent specified time intervals
                                        throughout the Guaranteed Period.

1.18     Guaranteed Period:             The period of time for which Guaranteed
                                        Rates are guaranteed on the Net Purchase
                                        Payment and Reinvestments made during a
                                        current Deposit Period. Such period
                                        begins on the day following the close of the Deposit Period and ends on the designated Maturity Date. Guaranteed
                                        Periods are offered at Aetna's
                                        discretion for various lengths of time
                                        ranging up to and including twenty
                                        years.

                                        During a Deposit Period, Aetna may make
                                        available any number of Guaranteed
                                        Periods. The Certificate Holder may
                                        allocate the Net Purchase Payment or
                                        Reinvestment into any or all of the
                                        available Guaranteed Periods.

1.19     Guaranteed Period Groups:      All Guaranteed Periods with the same
                                        length of time from the close of the
                                        Deposit Period until the designated
                                        Maturity Date.

1.20     Maintenance Fee:               The Maintenance Fee, if any (see
                                        Contract Schedule I), will be deducted
                                        from the Account during the Accumulation
                                        Period on each anniversary of the date
                                        the Account is established and upon
                                        surrender of the entire Account.

1.21     AICA Modified Guaranteed       An accumulation option where Aetna
         Account (AMG Account):         guarantees rate(s) of interest for
                                        specified periods of time.  All assets
                                        of Aetna, including amounts in the
                                        Nonunitized Separate Account, are
                                        available to meet the guarantees under
                                        the AMG Account.

1.22     Market Value Adjustment        An adjustment that may apply to the
         (MVA):                         amount withdrawn from a Guaranteed
                                        Period prior to the end of that
                                        Guaranteed Period. The adjustment
                                        reflects the change in the value of the
                                        investment due to changes in interest
                                        rates since the date of deposit and is
                                        computed using the formula given in
                                        3.02. The adjustment is expressed as a
                                        percentage or a factor of each dollar
                                        being withdrawn.

1.23     Matured Period Value:          The amount payable on a Guaranteed
                                        Period's Maturity Date.

1.24     Maturity Date:                 The last day of a Guaranteed Period.

1.25     Net Purchase Payment:          The Purchase Payment less premium taxes,
                                        as applicable.

1.26     Nonunitized Separate           A separate account set up by Aetna under
         Account:                       Title 38, Section 38a-433, of the
                                        Connecticut General Statutes, that holds assets for AMG Account Guaranteed
                                        Periods. There are no discrete units for the AMG Account. The Certificate Holder does not participate in the investment gain or loss from the assets held in the Nonunitized Separate Account. Such gain or loss is borne entirely by Aetna. The assets held in the AMG Account may be chargeable with liabilities arising out of any other business of Aetna.

1.27     Purchase Payment:              Payment accepted by Aetna at its Home
                                        Office. Aetna reserves the right to
                                        refuse to accept any Purchase Payment at any time for any reason. No advance notice will be given to the Contract
                                        Holder.

1.28     Reinvestment:                  Aetna will notify the Certificate Holder
                                        of the approaching Maturity Date at
                                        least 18 calendar days prior to the end
                                        of any Guaranteed Period. If no specific direction is given by the Certificate
                                        Holder prior to the Maturity Date, each
                                        Matured Period Value will be reinvested
                                        on the Maturity Date for a Guaranteed
                                        Period of the same duration. If a
                                        Guaranteed Period of the same duration
                                        is unavailable, each Matured Period
                                        Value will automatically be reinvested
                                        on the Maturity Date for the next
                                        shortest Guaranteed Period available. If no shorter Guaranteed Period is available, the next longer Guaranteed
                                        Period will be used. Aetna will mail a
                                        confirmation statement to the
                                        Certificate Holder the next business day after the Maturity Date.

1.28     Reinvestment (Cont'd):         At any time prior to the Maturity Date,
                                        the Certificate Holder may request in
                                        writing a reinvestment of the Matured
                                        Period Value in a different Guaranteed
                                        Period(s) or a surrender of all or a
                                        part of the Matured Period Value without an MVA or Surrender Fee. Such request will be executed on the Maturity Date.
                                        If reinvesting in a different Guaranteed
                                        Period(s), all or part of the Matured
                                        Period Value will be reinvested in the
                                        elected Guaranteed Period(s) at the then prevailing rate(s). This provision only applies to a written request from the Certificate Holder received at Aetna's
                                        Home Office in good order at least five
                                        (5) days prior to the Maturity Date.

1.29     Surrender Value:               The amount payable by Aetna upon the
                                        surrender of all or any portion of an
                                        Account.

II.   GENERAL PROVISIONS
--------------------------------------------------------------------------------

2.01     Change of Contract:            Only an authorized officer of Aetna may
                                        change the terms of this Contract. Aetna reserves the right to modify this Contract to meet the requirements of applicable state and federal laws or regulations. Aetna will notify the
                                        Contract Holder and Certificate Holder
                                        in writing of any changes.

2.02     Nonparticipating Contract:     The Contract Holder, Certificate Holders
                                        or Beneficiaries will not have a right
                                        to share in the earnings of Aetna.

2.03     Payments and Elections:        While the Certificate Holder is living,
                                        Aetna will pay the Certificate Holder
                                        any Annuity payments as and when due.
                                        After the Certificate Holder's death, or at the death of the first Certificate
                                        Holder if the Account is owned jointly,
                                        any Annuity payments will be paid in
                                        accordance with 4.03. Aetna will make
                                        any other payments within seven (7)
                                        calendar days of receipt of a written
                                        request for payment, which is in good
                                        order, at its Home Office, except as
                                        provided in 3.10.

2.04     State Laws:                    The Contract and the certificates comply
                                        with the laws of the state in which they are delivered. Any surrender, death, or Annuity payments are equal to or greater than the minimum required by such laws.
                                        Annuity tables for legal reserve
                                        valuation shall be as required by state
                                        law. Such tables may be different from
                                        Annuity tables used to determine Annuity payments.

2.05     Control of Contract:           This is a Contract between the Contract
                                        Holder and Aetna. The Contract Holder
                                        has title to the Contract. Contract
                                        Holder rights are limited to accepting
                                        or rejecting Contract modifications. The
                                        Certificate Holder has all other rights
                                        to amounts held in his or her Account.

2.05     Control of Contract            Each Certificate Holder shall own all
         (Cont'd):                      amounts held in his or her Account. Each
                                        Certificate Holder may make any choices
                                        allowed by this Contract for his or her
                                        Account. Choices made under this
                                        Contract must be in writing. If the
                                        Account is owned jointly, both joint
                                        Certificate Holders must authorize any
                                        choices in writing. Until receipt of
                                        such choices at Aetna's Home Office,
                                        Aetna may rely on any previous choices
                                        made.

                                        The Contract is not subject to the
                                        claims of any creditors of the Contract
                                        Holder or the Certificate Holder, except to the extent permitted by law.

                                        The Certificate Holder may assign or
                                        transfer his or her rights under the
                                        Contract. Aetna reserves the right not
                                        to accept assignment or transfer to a
                                        nonnatural person. Any assignment or
                                        transfer made must be submitted to
                                        Aetna's Home Office in writing and will
                                        not be effective until accepted by
                                        Aetna. Aetna assumes no responsibility
                                        for the validity of any assignment.

2.06     Designation of                 Each Certificate Holder shall name his
         Beneficiary:                   or her Beneficiary. The Beneficiary may
                                        be changed at any time. Changes to a
                                        Beneficiary must be submitted to Aetna's
                                        Home Office in writing and will not be
                                        effective until received and recorded by Aetna.

2.07     Misstatements and              If Aetna finds the age of any Annuitant
         Adjustments:                   to be misstated, the correct facts will
                                        be used to adjust payments.

2.08     Incontestability:              Aetna will not contest this Contract
                                        from its effective date.

2.09     Individual Certificates:        Aetna shall issue a certificate to each
                                         Certificate Holder. The certificate
                                         will summarize certain provisions of
                                         the Contract. Certificates are for
                                         information only and are not a part of
                                         the Contract, except as evidence of the
                                         Certificate Holder's interest in the
                                         Contract.

III.  PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
--------------------------------------------------------------------------------

3.01     Net Purchase Payment:          This amount is the actual Purchase
                                        Payment less any applicable premium tax.
                                        Aetna reserves the right to deduct any
                                        premium tax at any time from the
                                        Purchase Payment or from the Certificate
                                        Holder's Account.

                                        The Certificate Holder shall designate,
                                        on the enrollment form, the allocation
                                        percentage of the Net Purchase Payment
                                        to be applied to each of the available
                                        Guaranteed Periods during the current
                                        Deposit Period(s). The minimum amount
                                        that may be allocated to any Guaranteed
                                        Period is shown on Contract Schedule I.

3.02     Market Value Adjustment:       There will be an MVA for any withdrawal
                                        before the end of a Guaranteed Period
                                        when the withdrawal is due to:

3.02     Market Value Adjustment        (a)     Any full or partial surrender,
         (Cont'd):                              but not for a partial withdrawal
                                                under the Systematic Withdrawal
                                                Option (see 3.05); or
                                        (b)     Payment made to a Beneficiary as
                                                a death benefit during the
                                                Accumulation Period, but not
                                                payment made within six months
                                                of the date of the Annuitant's
                                                death (see 3.06); or
                                        (c)     An election of an Annuity
                                                option. Only a positive MVA, if
                                                any, will apply upon election of
                                                option 2 or 3 (see 4.04).

                                        Market value adjusted amounts will be
                                        equal to the amount withdrawn multiplied by the following ratio:


                                                       x
                                                      ---
                                                      365

                                                (1 + i)
                                              -----------
                                                       x
                                                      ---
                                                      365
                                                (1 + j)

                                        Where:

                                                i   is the Deposit Period Yield
                                                j   is the Current Yield
                                                x   is the number of days
                                                    remaining, (computed from
                                                    Wednesday of the week of
                                                    withdrawal) in the
                                                    Guaranteed Period.

                                        The Deposit Period Yield will be
                                        determined as follows:

                                        (a)     At the close of the last
                                                business day of each week of the
                                                Deposit Period, a yield will be
                                                computed as the average of the
                                                yields on that day of U.S.
                                                Treasury Notes which mature in
                                                the last three months of the
                                                Guaranteed Period.

                                        (b)     The Deposit Period Yield is the
                                                average of those yields for the
                                                Deposit Period. If withdrawal is
                                                made before the close of the
                                                Deposit Period, it is the
                                                average of those yields on each
                                                week preceding withdrawal.

                                        The Current Yield is the average of the
                                        yields on the last business day of the
                                        week preceding withdrawal on the same
                                        U.S. Treasury Notes included in the
                                        Deposit Period Yield.

                                        In the event that no U.S. Treasury Notes which mature in the last three months of the Guaranteed Period exist, Aetna reserves the right to use the U.S. Treasury Notes that mature in the following quarter.

3.03    Notice to the Certificate       The Certificate Holder will receive
        Holder:                         statements at least annually from Aetna
                                        showing the value of any amounts held in the AMG Account.

                                        Such values will be as of a specific
                                        date no more than 60 days before the
                                        date of the notice.

3.04    Loans:                          Loans are not available under this
                                        Contract.

3.05    Systematic Withdrawal Option    The Certificate Holder may elect a
        (SWO):                          distribution option under which a
                                        portion of the Account's Current Value
                                        will automatically be surrendered and
                                        distributed each year. SWO payments will be calculated based on the Account's full Current Value. The distributed amount is withdrawn pro rata from each Guaranteed Period(s). A Surrender Fee will not be deducted from any portion of the Current Value which is paid as a distribution under SWO.

                                        Certificate Holders should consult their tax adviser prior to requesting this distribution option.

                                        (a)     Amount of Distribution: The
                                                Certificate Holder may elect one
                                                of the three payment methods
                                                described below.

                                                (1)    Specified Payment:
                                                       Payments of a designated
                                                       dollar amount. The annual
                                                       amount may not be greater
                                                       than the percentage shown
                                                       on Contract Schedule I
                                                       times the Current Value
                                                       at time of election. This
                                                       annual dollar amount will
                                                       remain constant. At its
                                                       discretion, Aetna may
                                                       require a minimum initial
                                                       payment amount;

                                                (2)    Specified Period:
                                                       Payments which are made
                                                       over a period of time
                                                       which must be at least 10
                                                       years. The annual amount
                                                       paid each year is
                                                       calculated by dividing
                                                       the Current Value as of
                                                       December 31 of the prior
                                                       year by the number of
                                                       payment years remaining;
                                                       or

                                                (3)    Specified Percentage:
                                                       Payment of a designated
                                                       percentage which cannot
                                                       be greater than the
                                                       percentage shown on
                                                       Contract Schedule I. The
                                                       percentage may be changed
                                                       by written request. Aetna
                                                       reserves the right to
                                                       limit the number of times
                                                       the percentage may be
                                                       changed. The annual
                                                       amount is calculated by
                                                       multiplying the Current
                                                       Value as of December 31
                                                       of the year prior to the
                                                       payment by the designated
                                                       percentage.

                                                Payments upon the Certificate
                                                Holder's or Annuitant's death
                                                will be made to the Beneficiary
                                                in the manner described in 3.07.

3.05    Systematic Withdrawal Option    (b)     Minimum Initial Current Value:
        (SWO) (Cont'd):                         At its discretion, Aetna may
                                                require a minimum initial
                                                Current Value for election of
                                                this option. If after election
                                                of this option the Current Value
                                                is insufficient to make a
                                                scheduled SWO payment, Aetna
                                                will distribute the entire
                                                Account balance.

                                        (c)     Date of Distribution: The
                                                Certificate Holder shall specify
                                                the initial distribution date.
                                                As elected by the Certificate
                                                Holder, SWO payments will be
                                                made on a monthly or quarterly
                                                basis unless Aetna allows
                                                otherwise. If SWO payments are
                                                made more frequently than
                                                annually, the designated annual
                                                amount is divided by the number
                                                of payments due each calendar
                                                year. Subsequent distributions
                                                will be made on the 15th of any
                                                month or such other date as
                                                Aetna may designate or allow.

                                        (d)     Election and Revocation: SWO may
                                                be elected by submitting a
                                                completed and signed election
                                                form to Aetna's Home Office.
                                                Aetna reserves the right to
                                                establish the date when SWO may
                                                first be elected by a
                                                Certificate Holder. Once
                                                elected, this option may be
                                                revoked by the Certificate
                                                Holder or spousal Beneficiary,
                                                if elected after the Certificate
                                                Holder's death, by submitting a
                                                written request to Aetna at its
                                                Home Office. Any revocation will
                                                apply only to amounts not yet
                                                paid. SWO may be elected only
                                                once by the Certificate Holder
                                                or by the spousal Beneficiary.

3.06    Death Benefit Amount:           If the Certificate Holder or Annuitant
                                        dies before Annuity payments start, the
                                        Beneficiary is entitled to a death
                                        benefit under the Account. If the
                                        Account is owned jointly, the death
                                        benefit is paid at the first death of
                                        either of the joint Certificate Holders.
                                        If the Account is held by joint
                                        Certificate Holders, the survivor will
                                        be deemed the designated Beneficiary and any other Beneficiary on record will be treated as the contingent Beneficiary.
                                        If the Certificate Holder is a
                                        nonnatural person, the death benefit
                                        will be payable at the death of the
                                        Annuitant.

                                        If paid within 6 months of the date of
                                        the Annuitant's death, the death benefit will be the Current Value of the Account. Otherwise, the death benefit will be the Adjusted Current Value of the Account determined as of the claim date. The claim date is the date when proof of death and the Beneficiary's claim are received in good order at Aetna's Home Office.

                                        When the Certificate Holder dies and the Certificate Holder is not the Annuitant, the death benefit payable will be subject to a Surrender Fee, if applicable.

3.07    Death Benefit Options           Prior to any election, or until amounts
        available to Beneficiary:       must be otherwise distributed under this
                                        section, the Current Value of the
                                        Account will be retained in the Account.
                                        The following options are available to
                                        the Beneficiary:

3.07    Death Benefit Options           (a)     When the Certificate Holder dies
        available to Beneficiary                or if the Certificate Holder is
        (Cont'd):                               not a natural person, when the
                                                Annuitant dies:

                                                (1)    If the Beneficiary is the
                                                       Certificate Holder's
                                                       surviving spouse, the
                                                       Beneficiary may exercise
                                                       all Certificate Holder
                                                       rights under the Contract
                                                       and continue in the
                                                       Accumulation Period, or
                                                       may elect (i) or (ii)
                                                       below. Distributions from
                                                       the Account are not
                                                       required until the
                                                       spousal Beneficiary's
                                                       death. The spousal
                                                       Beneficiary may elect to:

                                                       (i)  Apply some or all of
                                                            the death benefit
                                                            amount to an Annuity
                                                            option 1, 2 or 3
                                                            (see 4.04); or

                                                       (ii) Receive, at any
                                                            time, a lump sum
                                                            payment equal to the
                                                            death benefit
                                                            amount.

                                                (2)    If the Beneficiary is an
                                                       individual who is not the
                                                       Certificate Holder's
                                                       surviving spouse, then
                                                       options (i) or (ii) under
                                                       (1) above apply. Any
                                                       portion of the death
                                                       benefit amount not
                                                       applied to Annuity option
                                                       1, 2 or 3 within one year
                                                       of the Certificate
                                                       Holder's death, must be
                                                       distributed within five
                                                       years of the date of
                                                       death.

                                                (3)    If the Beneficiary is not
                                                       a natural person, then
                                                       only option (ii) under
                                                       (1) above applies.

                                                (4)    If no Beneficiary has
                                                       been designated, a lump
                                                       sum payment equal to the
                                                       death benefit amount will
                                                       be made to the
                                                       Certificate Holder's
                                                       estate.

                                        (b)     If the Certificate Holder is a
                                                natural person but is not the
                                                Annuitant, and the Annuitant
                                                dies, the Beneficiary may elect
                                                either to apply the death
                                                benefit amount to Annuity option
                                                1, 2 or 3 within 60 days of the
                                                Annuitant's date of death, or to
                                                receive a lump sum payment.

3.08    Liquidation of Surrender        All or any portion of the Account's
        Value:                          Current Value may be surrendered at any
                                        time prior to the Annuity Date.
                                        Surrender requests can be submitted as a percentage of the Account value or as a specific dollar amount. Net Purchase
                                        Payment amounts are withdrawn first, and then the excess value, if any. For any partial surrender, amounts are withdrawn on a pro rata basis from the Guaranteed
                                        Period(s) Groups of the AMG Account in
                                        which the Current Value is invested.
                                        Within a Guaranteed Period Group, the
                                        amount to be surrendered will be
                                        withdrawn first from the oldest Deposit
                                        Period, then from the next oldest, and
                                        so on until the amount requested is
                                        satisfied.

3.08    Liquidation of Surrender        After deduction of the Maintenance Fee
        Value (Cont'd):                 and any premium tax, if applicable, the
                                        surrendered amount shall be reduced by a Surrender Fee, if applicable. An MVA may apply to amounts surrendered.

3.09 Surrender Fee:                     The Surrender Fee only applies to the
                                        Net Purchase Payment portion surrendered and varies according to the elapsed time from the certificate effective date
                                        (see Contract Schedule I).

                                        No Surrender Fee is deducted from any
                                        portion of the Current Value which is
                                        paid:

                                        (a)     To a Beneficiary due to the
                                                Annuitant's death before Annuity
                                                payments start (see 3.06);

                                        (b)     As a premium for an Annuity
                                                option 1, 2 or 3 under this
                                                Contract (see 4.04);

                                        (c)     As a distribution under the SWO
                                                provision (see 3.05);

                                        (d)     At least 12 months after the
                                                date of the Purchase Payment, in
                                                an amount equal to or less than
                                                the special withdrawal
                                                percentage shown on Contract
                                                Schedule I times the Current
                                                Value at the time of the
                                                withdrawal. This applies to the
                                                first surrender request, partial
                                                or full, in a calendar year. The
                                                Current Value is calculated as
                                                of the date the surrender
                                                request is received in good
                                                order at Aetna's Home Office.
                                                This waiver is not available to
                                                the Certificate Holder while SWO
                                                is in effect;

                                        (e)     For a full surrender of the
                                                Account where the Current Value
                                                of the Account is $2,500 or less
                                                and no surrenders have been
                                                taken from the Account within
                                                the prior 12 months; or

                                        (f)     Upon withdrawal of any Matured
                                                Period Value; or

                                        (g)     By Aetna under 3.11.

3.10    Payment of Surrender Value:     Under certain emergency conditions, as
                                        allowed by law, Aetna may defer payment
                                        for a period of up to 6 months.

3.11    Payment of Adjusted Current     Upon 90 days' written notice to the
        Value:                          Certificate Holder, Aetna will terminate
                                        any Account if the Current Value becomes less than $2,500 immediately following any partial surrender. A Surrender Fee will not be deducted from the Adjusted
                                        Current Value.

IV.     ANNUITY PROVISIONS
--------------------------------------------------------------------------------

4.01    Choices to be Made:             The Certificate Holder may tell Aetna to
                                        apply any portion of the Adjusted
                                        Current Value (minus any premium tax)
                                        for an Annuity under option 1, 2, or 3
                                        (see 4.04). The first Annuity payment
                                        may not be earlier than twelve months
                                        after the Purchase Payment. At least 30
                                        days prior to the Annuity Date, the
                                        Certificate Holder must tell Aetna which Annuity option is elected. Annuity payments will be made monthly, unless the Certificate Holder elects otherwise in writing.

                                        In lieu of the election of an Annuity,
                                        the Certificate Holder may elect a lump
                                        sum payment.

                                        The Annuity purchase rate for the option chosen reflects the Minimum Guaranteed Interest Rate (see Contract Schedule
                                        II), but may reflect a higher interest
                                        rate.

4.02    Terms of Annuity Options:       (a)     When payments start, the age of
                                                the Annuitant plus the number of
                                                years for which payments are
                                                guaranteed must not exceed 95.

                                        (b)     An Annuity option may not be
                                                elected if the first payment
                                                would be less than $50 or if the
                                                total payments in a year would
                                                be less than $250 (less if
                                                required by state law). Aetna
                                                reserves the right to increase
                                                the minimum first Annuity
                                                payment amount and the annual
                                                minimum Annuity payment amount
                                                based upon increases reflected
                                                in the Consumer Price
                                                Index-Urban, (CPI-U) since July
                                                1, 1993.

                                        (c)     If an Annuity under option 1, 2
                                                or 3 is chosen and a larger
                                                payment would result from
                                                applying the Surrender Value to
                                                a current Aetna single premium
                                                immediate Annuity, Aetna will
                                                make the larger payment.

                                        (d)     For purposes of calculating the
                                                guaranteed first payment of an
                                                Annuity, the Annuitant's and
                                                second Annuitant's adjusted age
                                                will be used. The Annuitant's
                                                and second Annuitant's adjusted
                                                age is his or her age as of the
                                                birthday closest to the Annuity
                                                commencement date reduced by one
                                                year for Annuity commencement
                                                dates occurring during the
                                                period of time through December
                                                31, 1999. The Annuitant's and
                                                second Annuitant's age will be
                                                reduced by two years for Annuity
                                                commencement dates occurring
                                                during the period of time from
                                                January 1, 2000 through December
                                                31, 2009. The Annuitant's and
                                                second Annuitant's age will be
                                                reduced by one additional year
                                                for Annuity commencement dates
                                                occurring in each succeeding
                                                decade.

                                                The Annuity purchase rates for
                                                options 2 and 3 are based on
                                                mortality from 1983 Table a.

4.02    Terms of Annuity Options        (e)     Once elected, an Annuity option
        (Cont'd):                               may not be revoked and Annuity
                                                payments cannot be commuted to a
                                                lump sum.

4.03    Death of Annuitant/             If the Annuitant dies after Annuity
        Beneficiary:                    payments have begun, the death benefit,
                                        if any, will be payable to the
                                        Beneficiary as specified in the Annuity
                                        option elected. Death benefits will be
                                        paid at least as rapidly as under the
                                        method of distribution in effect at the
                                        Annuitant's death.

                                        If the Certificate Holder who is not the Annuitant dies after Annuity payments have begun, any remaining payments under the Annuity option elected will be made to the Beneficiary at least as rapidly as under the method of distribution in effect at the Certificate Holder's death.

                                        If the Account is held by joint
                                        Certificate Holders, the survivor will
                                        be deemed the designated Beneficiary and any other Beneficiary on record will be treated as the contingent Beneficiary.

                                        Aetna will require proof of death.

4.04    Annuity Options:                Option 1 -- Payments for a Stated Period
                                        of Time -- An Annuity will be paid for
                                        the number of years chosen. The number
                                        of years must be at least 10 and not
                                        more than 30.

                                        If a nonspouse Beneficiary elects this
                                        option at the death of the Certificate
                                        Holder, the period selected may not
                                        extend beyond the Beneficiary's life
                                        expectancy.

                                        Option 2 -- Life Income -- An Annuity
                                        will be paid for the life of the
                                        Annuitant. If also chosen, Aetna will
                                        guarantee payments for 60, 120, 180, or
                                        240 months.

                                        Option 3 -- Life Income Based upon the
                                        Lives of Two Annuitants -- An Annuity
                                        will be paid during the lives of the
                                        Annuitant and a second Annuitant.
                                        Payments will continue until both
                                        Annuitants have died. When this option
                                        is chosen, one of the following choices
                                        must be made:

                                        (a)     100% of the payment to continue
                                                after the first death;
                                        (b)     66 2/3% of the payment to
                                                continue after the first death;
                                        (c)     50% of the payment to continue
                                                after the first death;
                                        (d)     Payments for a minimum of 120
                                                months with 100% of the payment
                                                to continue after the first
                                                death; or
                                        (e)     100% of the payment to continue
                                                at the death of the second
                                                Annuitant and 50% of the payment
                                                to continue at the death of the
                                                Annuitant.

                                        Other Options -- Aetna may make other
                                        options available as allowed by the laws of the state in which this Contract and the certificate is delivered.

                                    OPTION 1

                      Payments for a Stated Period of Time

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

--------------------------------------------------------------------------------------------------------------------
                        Guaranteed           Monthly           Quarterly         Semi-Annual           Annual
      Years                Rate              Payment            Payment            Payment             Payment
--------------------------------------------------------------------------------------------------------------------
        5                 3.00%               17.91               53.59            106.78              211.99
        6                 3.00%               15.14               45.30             90.27              179.22
        7                 3.00%               13.16               39.39             78.49              155.83
        8                 3.00%               11.68               34.96             69.66              138.31
        9                 3.00%               10.53               31.52             62.81              124.69
        10                3.00%                9.61               28.77             57.33              113.82
        11                3.00%                8.86               26.52             52.85              104.93
        12                3.00%                8.24               24.65             49.13               97.54
        13                3.00%                7.71               23.08             45.98               91.29
        14                3.00%                7.26               21.73             43.29               85.95
        15                3.00%                6.87               20.56             40.96               81.33
        16                3.00%                6.53               19.54             38.93               77.29
        17                3.00%                6.23               18.64             37.14               73.74
        18                3.00%                5.96               17.84             35.56               70.59
        19                3.00%                5.73               17.13             34.14               67.78
        20                3.00%                5.51               16.50             32.87               65.26
        21                3.00%                5.32               15.92             31.72               62.98
        22                3.00%                5.15               15.40             30.68               60.92
        23                3.00%                4.99               14.92             29.74               59.04
        24                3.00%                4.84               14.49             28.88               57.33
        25                3.00%                4.71               14.09             28.08               55.76
        26                3.00%                4.59               13.73             27.36               54.31
        27                3.00%                4.47               13.39             26.68               52.97
        28                3.00%                4.37               13.08             26.06               51.74
        29                3.00%                4.27               12.79             25.49               50.60
        30                3.00%                4.18               12.52             24.95               49.53
--------------------------------------------------------------------------------------------------------------------

                                    OPTION 2

                                   Life Income

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

                Payments Guaranteed for a Stated Period of Months
                -------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
 Adjusted Age of
    Annuitant              None                60                 120                180                 240
--------------------------------------------------------------------------------------------------------------------

        50               $ 4.05              $ 4.05            $ 4.03              $ 3.99             $ 3.93
        51                 4.12                4.11              4.09                4.05               3.99
        52                 4.19                4.19              4.16                4.11               4.04
        53                 4.27                4.26              4.23                4.18               4.10
        54                 4.35                4.34              4.31                4.25               4.16

        55                 4.44                4.42              4.39                4.32               4.22
        56                 4.53                4.51              4.47                4.40               4.29
        57                 4.62                4.61              4.56                4.48               4.35
        58                 4.72                4.71              4.65                4.56               4.42
        59                 4.83                4.81              4.75                4.64               4.49

        60                 4.95                4.93              4.86                4.73               4.55
        61                 5.07                5.05              4.97                4.83               4.62
        62                 5.20                5.17              5.08                4.92               4.69
        63                 5.34                5.31              5.20                5.02               4.76
        64                 5.49                5.45              5.33                5.12               4.83

        65                 5.65                5.61              5.47                5.22               4.89
        66                 5.82                5.77              5.61                5.33               4.96
        67                 6.01                5.94              5.75                5.44               5.02
        68                 6.20                6.13              5.91                5.54               5.08
        69                 6.41                6.33              6.07                5.65               5.14

        70                 6.64                6.54              6.23                5.76               5.19
        71                 6.88                6.76              6.41                5.86               5.24
        72                 7.14                7.00              6.59                5.97               5.28
        73                 7.43                7.26              6.77                6.06               5.32
        74                 7.73                7.53              6.96                6.16               5.35

        75                 8.06                7.82              7.14                6.25               5.38
--------------------------------------------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                           Life Income for Two Payees

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

---------------------------------------------------------------------------------------------------------------------------
          Adjusted Ages
-----------------------------------
                       Second
    Annuitant         Annuitant        Option 3a         Option 3b        Option 3c         Option 3d         Option 3e
---------------------------------------------------------------------------------------------------------------------------

       55                50             $ 3.69           $ 4.05           $ 4.27           $ 3.69             $ 4.03
       55                55               3.88             4.25             4.47             3.87               4.14
       55                60               3.99             4.44             4.71             3.98               4.42

       60                55               3.99             4.44             4.71             3.98               4.42
       60                60               4.24             4.71             4.99             4.23               4.57
       60                65               4.38             4.97             5.32             4.38               4.93

       65                60               4.38             4.97             5.32             4.38               4.93
       65                65               4.72             5.33             5.70             4.71               5.14
       65                70               4.93             5.68             6.15             4.91               5.66

       70                65               4.93             5.68             6.15             4.91               5.66
       70                70               5.40             6.21             6.70             5.36               5.96
       70                75               5.69             6.68             7.32             5.62               6.67

       75                70               5.69             6.68             7.32             5.62               6.67
       75                75               6.37             7.45             8.15             6.23               7.12
       75                80               6.78             8.11             8.99             6.54               8.13
---------------------------------------------------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

--------------------------------------------------------------------------------



                       Aetna Insurance Company of America
                       Home Office: 151 Farmington Avenue
                           Hartford, Connecticut 06156
                                 (800) 531-4547



                 Certificate of Group Annuity Contract Coverage



--------------------------------------------------------------------------------











THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED PERIOD AT THE TIME OF ITS MATURITY.

G2CC-MGA-95